Exhibit 3.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED BYLAWS OF

ARCH THERAPEUTICS, INC.

This Amendment No. 1 to the Bylaws of Arch Therapeutics, Inc., a Nevada corporation (the “Company”), as amended to date (the “Bylaws”) is made as of this 18th day of July, 2023.

1. The Bylaws are hereby amended by replacing existing Section 2.10 of Article 2 of the Bylaws, in its entirety with the following:

“Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting of shareholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this section. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or received by the corporate secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action, and if the action be such for which dissenters’ rights are provided under Nevada law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with Nevada law regarding the rights of dissenting shareholders.”

2. The Bylaws are hereby amended by replacing existing Section 2.5(a) of Article 2 of the Bylaws, in its entirety with the following:

“The holders of thirty-three and one-third percent (33.3333%) of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (regardless of whether the proxy has authority to vote on each matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by the NRS or by the Articles of Incorporation. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of thirty-three and one-third percent (33.3333%) of the shares represented thereat, or by the chairman of the meeting, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.”

3. Except as specifically amended herein, the Bylaws of the Company shall remain unchanged and in full force and effect.

Adopted by the Board of Directors on July 18, 2023.